JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement") made and entered into this 6th day of April, 2020 (the "Execution Date"),

BETWEEN:

CleanSpark Inc. (“CleanSpark”) of 8475 S. Eastern Ave. Suite 200, Las Vegas, NV 89123, and
Cross Country Media and Sourcing Inc. (“CCMS”)of 2400 Kinkora Rd. Bordentown, NJ 08505
(individually the "Member" and collectively the "Members").

BACKGROUND:

A.	The Members wish to enter into an association of mutual benefit and agree to jointly invest and set up a joint venture enterprise.
B.	This Agreement sets out the terms and conditions governing this association.

IN CONSIDERATION OF and as a condition of the Members entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the Members agree as follows:

Formation

1.	By this Agreement the Members enter into a joint venture (the "Venture") in accordance with the laws of the State of Nevada. The rights and obligations of the Members will be as stated in the applicable legislation of the State of Nevada (the "Act") except as otherwise provided here.

Name

2.	The business name of the Venture will be CLSK COVID-19 Assistance but operating under the CCMS banner without additional companies, entities or accounts set up.

Purpose

3.	The exclusive purpose of the Venture (the "Purpose") will be Procurement and sales of supplies and materials.

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Term

4.	The duration of this Venture (the "Term") will begin on April 3, 2020 and continue in full force and effect until December 31, 2020 or as otherwise provided in this Agreement.
5.	The Term may be extended with the unanimous consent of all Members.

Place of Business

6.	The principal office of the business of the Venture will be located at 2400 Kinkora Rd. Bordentown, NJ 08505 or such other place as the Members may from time to time designate.

Business Management

7.	The Members have appointed CCMS to act as manager (the "Manager") for the Venture.
8.	Except as otherwise provided in this Agreement, the Manager may be appointed, replaced, or removed upon unanimous consent of the Members.
9.	The Manager will have a primary duty to the best interest of the Venture and not directly to any individual Member.
10.	Within the limits of the Purpose of the Venture and the terms of this Agreement, the Manager will have full authority to bind the Members in all matters relating to the direction, control and management of the Venture. Conduct and actions of the Manager will be dictated by policy and procedure established by the Members. Authority to bind the Venture in contract or in any third party business relation lies exclusively with the Manager.
11.	The Manager will decide major issues concerning the Venture.

Management Duties

12.	Except as otherwise specified in this agreement, the duties and obligations of the Manager in relation to the Venture will include the following:
a.	managing the day to day business of the Venture;

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b.	monitoring, controlling and directing the financial, business and operational affairs of the Venture;
c.	proper maintenance of books of account and financial records according to accepted accounting practices;
d.	monitoring, analyzing and acting on all issues over which it would have express or implied authority according to this Agreement; and
e.	all responsibilities attached to hiring of production and administration staff including any required labor negotiations, and all responsibilities attached to hiring of third party contractors.

Member Duties

13.	Each Member will be responsible for its respective duties as follows:
Member	Duties Description
CleanSpark Inc	To provide the necessary capital for FDA certified products to be imported into the United States
Cross Country Media and Sourcing	To manage (re: Manager) the procurement, shipment and sale of the FDA certified masks, including quality control and all daily operations of the venture.
14.	Duties of Members may be amended, from time to time, by decision of the Members, provided that the Members' interests are not affected except with the unanimous consent of the Members.

Capital Contributions

15.	Each of the Members has contributed to the capital of the Venture, in cash or property in agreed upon value, as follows (the "Capital Contribution"):
Member	Contribution Description	Agreed Value
CleanSpark Inc	$660,000 in capital funding on a best efforts basis with the intent to turn the funds four or more times in as short a term as possible.	$660,000.00 USD
Cross Country Media and Sourcing	Procurement of products and Management and services	$10,000 USD
16.	All Members will contribute their respective Capital Contributions fully and on time.

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Withdrawal of Capital

17.	No Member will have the right to demand or withdraw any portion of their capital contribution without the express written consent of the remaining Members.
18.	The Members will not be personally liable for the return of all or part of the Capital Contributions of a Member, except as otherwise provided in this Agreement.

Additional Capital

19.	Capital Contributions may be amended from time to time, according to the requirements of the Venture, by decision of the Members as recommended by the Manager. Where Members' interests are affected, additional capital contributions (the "Additional Capital Contributions") must have the unanimous consent of the Members.
20.	Any advance of money to the Venture by any Member in excess of the amounts provided for in this Agreement or subsequently agreed to as an Additional Capital Contribution will be deemed a debt due from the Venture rather than an increase in Capital Contribution of the Member. This liability will be repaid with interest at such rates and times to be determined by a majority of the Members. This liability will not entitle the lending Member to a greater voting power. Such debts may have preference or priority over any other payments to Members as may be determined by a majority of the Members.

Capital Accounts

21.	Currently the capital will be maintained through the CCMS capital account. Any additional, approved contributions to the Venture's capital made by a Member will be credited to that Member's individual Capital Account.

Interest on Capital

22.	No borrowing charge or loan interest will be due or payable to any Member on any Capital Contribution or on their Capital Account despite any disproportion that may from time to time arise among the Capital Accounts of the Members.

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Books of Account

23.	Accurate and complete books of account of the transactions of the Venture will be kept in accordance with generally accepted accounting principles (GAAP) and at all reasonable times will be available and open to inspection and examination by any Member. The books and records of the Venture will reflect all the Venture’s transactions and will be appropriate and adequate for the business conducted by the Venture.

Banking and Venture Funds

24.	The funds of the Venture will be placed in such investments and banking accounts as will be designated by the CCMS. Venture funds will be held in the name of CCMS in its general accounts.

Member Meetings

25.	Regular Member briefings will be held only as required, updatesmay be furnished on a daily basis, upon request. Minutes of the special meetings will be maintained on file.
26.	Any Member can call a special meeting to resolve urgent issues that require a vote and that cannot wait for the next regularly scheduled meeting. When calling a special meeting, all Members must be provided with reasonable notice. Where a special meeting has been called, the meeting will be restricted to the specific purpose for which the meeting was called.
27.	All meetings will be held at a time and in a location that is reasonable, convenient and practical considering the situation of all Members.
28.	Any vote required by the Members will be determined such that each Member receives a vote proportional in weight to that Member's Capital Contributions.

Amendments

29.	This Agreement may be amended only with the unanimous consent of all Members.

Admitting a new Member

30.	New Members may be admitted into the Venture only with the unanimous consent of the existing Members. The new Member agrees to be bound by all the covenants, terms, and conditions of this Agreement, inclusive of all current and future amendments. Further, a new Member will execute such documents as are needed or required for this admission. Any new Member will receive a business interest in the Venture as determined by all other Members.

Dissociation of a Member

31.	Where a Member is in breach of this Agreement and that Member has not remedied the breach on notice from the Venture and after a reasonable period then the remaining Members will have the right to terminate this Agreement with regard to that individual defaulting Member (an "Involuntary Withdrawal") and take whatever action necessary to protect the interests of the Venture.

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32.	If the Venture is harmed as the result of an individual Member's action or failure to act, then that individual Member will be liable for that harm. If more than one Member is at fault then they will be jointly and severally liable for that harm.
33.	Each Member will indemnify the remaining Members against all losses, costs and claims that may arise in the event of the Venture being terminated as a result of breach of the Agreement by that Member.
34.	If a Member is placed in bankruptcy, or withdraws voluntarily from the Venture, or if there is an Operation of Law against a Member, the other Members will be entitled to proceed as if the Member had breached this Agreement.
35.	Distribution of any amount owing to a dissociated Member will be made according to the percentage of ownership as described in the Valuation of Interest or as otherwise may be agreed in writing.

Dissolution of the Joint Venture

36.	The Venture will be dissolved and its assets liquidated in the event of any of the following:
a.	the Term expires and is not extended;
b.	a unanimous vote by the Members to dissolve the Venture;
c.	on satisfaction of the Purpose;
d.	loss or incapacity through any means of substantially all of the Venture's assets; or
e.	where only one Member remains.

Liquidation

37.	On dissolution, the Venture will be liquidated promptly and within a reasonable time.
38.	On the liquidation of the Venture assets, distribution of any amounts to Members will be made in proportion to their respective capital accounts or as otherwise may be agreed in writing.

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Valuation of Interest

39.	In the absence of a written agreement setting a value, the value of the Venture will be determined based on the fair market value appraisal of all Venture assets (less liabilities) in accordance with generally accepted accounting principles (GAAP) by an independent accounting firm agreed to by all Members. An appraiser will be appointed within a reasonable period of the date of withdrawal or dissolution. The results of the appraisal will be binding on all Members. A withdrawing Member's interest will be based on the proportion of their respective capital account less any outstanding liabilities a Member may have to the Venture. The intent of this section is to ensure the survival of the Venture despite the withdrawal of any individual Member.
40.	No allowance will be made for goodwill, trade name, patents or other intangible assets, except where those assets have been reflected on the Venture books immediately prior to valuation.

Transfer of Member Interest

41.	A Member may assign their proprietary assets and their rights in distribution interest in the Venture. Such assignment will only include that Member's economic rights and interests and will not include any other rights of that Member nor will it include an automatic admission as a Member of the Venture or the right to exercise any management or voting interests. A Member who assigns any or all of their Venture interest to any third party will relinquish their status as Member including all management and voting rights. Assignment of Member status, under this clause, including any management and voting interests, will require the consent of all the remaining Members.

Force Majeure

42.	A Member will be free of liability to the Venture where the Member is prevented from executing their obligations under this Agreement in whole or in part due to force majeure where the Member has communicated the circumstance of that event to any and all other Members and taken any and all appropriate action to mitigate that event. Force majeure will include, but not be limited to, earthquake, typhoon, flood, fire, and war or any other unforeseen and uncontrollable event.

Duty of Loyalty

43.	Provided a Member has the consent of the majority of the other Members, the Members to this Agreement and their respective affiliates may have interests in businesses other than the Venture. Neither the Venture nor any other Member will have any rights to the assets, income or profits of any such business, venture or transaction. Any and all businesses, ventures or transactions with any appearance of conflict of interest must be fully disclosed to all other Members. Failure to disclose any potential conflicts of interest will be deemed an Involuntary Withdrawal by the offending Member and may be treated accordingly by the remaining Members.

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Confidentiality

44.	All matters relating to this Agreement and the Venture will be treated by the Members as confidential and no Member will disclose or allow to be disclosed any Venture matter or matters, directly or indirectly, to any third party without the prior written approval of all Members except where the information properly comes into the public domain.
45.	This section will survive for one year after the expiration or termination of this Agreement or dissolution of the Venture.

Language

46.	The Members expressly state that the English language is to be the language of choice for this Agreement and all other notices and agreements required by the Venture.

Insurance

47.	Cross Country Media Sourcing will insure all its assets against loss where reasonable and standard practice in the industry. Such insured losses shall be limited to the initial $660,000 investment.

Indemnification

48.	Each Member will be indemnified and held harmless by the Venture from any and all harm or damages of any nature relating to the Member's participation in Venture affairs except where such harm or damages results from gross negligence or willful misconduct on the part of the Member.

Liability

49.	No Member will be liable to the Venture or to any other Member for any error in judgment or any act or failure to act where made in good faith. The Member will be liable for any and all acts or failures to act resulting from gross negligence or willful misconduct.

Liability Insurance

50.	The Venture may acquire insurance on behalf of any Member, employee, agent or other person engaged in the business interest of the Venture against any liability asserted against them or incurred by them while acting in good faith on behalf of the Venture.

Covenant of Good Faith

51.	Members will use their best efforts, fairly and in good faith to facilitate the success of the Venture.

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Joint Venture Property

52.	Where allowed by statute, title to all Venture property, including intellectual property, will remain in the name of the Venture. Where joint ventures are not recognized by statute as separate legal entities, Venture property, including intellectual property, will be held in the name of one or more Members. In all cases Venture property will be applied by the Members exclusively for the benefit and purposes of the Venture and in accordance with this Agreement.

Jurisdiction

53.	The Members submit to the jurisdiction of the courts of the State of New Jersey for the enforcement of this Agreement and for any arbitration award or decision arising from this Agreement.

Mediation and Arbitration

54.	In the event a dispute arises out of, or in connection with, this Agreement, the Members will attempt to resolve the dispute through friendly consultation.
55.	If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is not successful in resolving the entire dispute or is unavailable, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the State of New Jersey. The arbitrator's award will be final, and judgment may be entered upon it by any court having jurisdiction within the State of New Jersey.

Warranties

56.	All Members represent and warrant that they have all authority, licenses and permits to execute and perform this Agreement and their obligations under this Agreement and that the representative of each Member has been fully authorized to execute this Agreement.
57.	Each Member represents and warrants that this Agreement is not in violation of any and all agreements and constitutional documents of the individual Member.

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Definitions

58.	CleanSpark will receive $0.20 (the “Profit”)per mask sold through use of their funds, with the intent to turn the funds four (4) times as stated in section in 15 over the agreed upon term also stated in section 15. Profits will be distributed to CleanSpark as soon as commercially reasonable after receipt from Customer, or at its sole discretion CleanSpark my roll Profits into its Capital Account for the sole purpose of procurement and sale of additional units. Or using best efforts. Once the agreed upon term or results have been satisfied that the term may extended or modified with mutual consent of all parties. CleanSpark recognizes that CCMS has already been importing masks and will continue to do so with their own funds and appropriate credit lines.
59.	For the purpose of this Agreement, the following terms are defined as follows:
a.	"Capital Contributions" The capital contribution to the Venture actually made by the Members, including property, cash and any additional capital contributions made.
b.	"Majority Vote" A Majority Vote is any amount greater than one-half of the authorized votes.
c.	"Operation of Law" The Operation of Law means rights or duties that are cast upon a party by the law, without any act or agreement on the part of the individual including but not limited to an assignment for the benefit of creditors, a divorce, or a bankruptcy.

Miscellaneous

60.	This Venture is termed a contractual joint venture and will not constitute a partnership. Members will provide services to one another on an arms' length basis while remaining independent business entities. There will be no pooling of profits and losses. Each Member is responsible only for its own actions and no Member is an agent for any other Member. Members will not be jointly or severally liable for the actions of the other Members.
61.	Time is of the essence in this Agreement.
62.	This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

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63.	Headings are inserted for the convenience of the Members only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.
64.	If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the Members' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.
65.	This Agreement contains the entire agreement between the Members. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any Member in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the Members.
66.	This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Member's successors, assigns, executors, administrators, beneficiaries, and representatives.
67.	Any notices or delivery required here will be deemed completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the Members at the addresses contained in this Agreement or as the Members may later designate in writing.
68.	All of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

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IN WITNESS WHEREOF the Members have duly affixed their signatures under hand and seal on this 6th day of April, 2020.

CleanSpark Inc (Member)

Per:_________________________ (SEAL)

Cross Country Media and Sourcing (Member)

Per:_________________________ (SEAL)

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